                                                       Exhibit 23.5


        CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference of our Firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-4) of U.S. Office Products Company of our report, with respect to the financial statements of Data Business Forms Limited as at and for the period ended December 31, 1995, dated February 6, 1996, appearing on page F-8 of U.S. Office Products Company's Annual Report on Form 10-K/A Amendment No. 1 for the year ended April 26, 1997 and which financial statements appear in U.S. Office Products Company's current report on Form 8-K dated May 29, 1997.


Toronto, Canada                                Ernst & Young
September 19, 1997                             CHARTERED ACCOUNTANTS